UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 3, 2020
LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1465 North Scottsdale Road Suite 400
Scottsdale, AZ 85257
(Address, including zip code, of principal executive offices)
(602) 850-5000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	LLNW	NASDAQ
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 1, 2020, Limelight Networks, Inc. (“Limelight”) began consolidating the development and operations groups under the leadership of Dan Carney, our Senior VP, Operations. As part of this transition, Kurt Silverman, 63, will be leaving his position as Limelight’s Senior Vice President, Development and Delivery after more than 7 years with Limelight to redirect his passion for consulting across the full spectrum of his expertise. In connection with Mr. Silverman’s departure, on September 3, 2020, Mr. Silverman and Limelight reached a transition agreement and employment agreement amendment to facilitate a smooth transition of his roles and responsibilities (the “Transition Agreement”). The Transition Agreement provides that Mr. Silverman will continue employment with the Company until December 31, 2020 (the “Transition Period”).

The Transition Agreement amends the Employment Agreement between the Company and Mr. Silverman dated as of October 1, 2013, as amended. In consideration of Mr. Silverman’s continued service through the Transition Period, which includes being reasonably available to consult on transition and certain other technology-related matters (if any), and subject to Mr. Silverman executing and not revoking a release of claims, Mr. Silverman will be entitled to the transition benefits set forth in the Transition Agreement (and summarized below).

Mr. Silverman will continue to receive his current base salary and benefits under any executive benefit and compensation plan applicable to him through December 31, 2020 (provided that Mr. Silverman will cease to accrue toward his 2020 bonus as of September 30, 2020); unreimbursed business expenses required to be reimbursed to Mr. Silverman; and rights to indemnification Mr. Silverman may have under the Company’s Certificate of Incorporation, Bylaws, the Transition Agreement, and/or the Indemnity Agreement, as applicable. Mr. Silverman will also receive an amount equal to the actual bonus achieved under the 2020 Management Bonus Plan by Mr. Silverman, as prorated through September 30, 2020, and minus amounts already paid to him, and Mr. Silverman’s existing equity awards will continue to vest in accordance with the existing vesting schedules through December 1, 2020. All equity awards unvested as of December 2, 2020 will be forfeited on that date. Mr. Silverman will be entitled to exercise outstanding vested stock options until the first to occur of June 30, 2021, the applicable scheduled expiration date of such award as set forth in the award agreement, or the ten (10) year anniversary of the award’s original date of grant. The Transition Agreement amends Mr. Silverman’s employment agreement and supersedes the employment agreement to the extent provisions between the documents are inconsistent, including provisions regarding severance benefits.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the Transition Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: September 10, 2020	By:	/s/ Michael DiSanto
Michael DiSanto Chief Administrative and Legal Officer & Secretary